UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 1, 2005

Adams Respiratory Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51445	75-2725552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Main Street, Chester, New Jersey	07930
(Address of Principal Executive Offices)	(Zip Code)
(908) 879-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective October 1, 2005, the Board of Directors (the “Board”) of Adams Respiratory Therapeutics, Inc. (the “Company”) increased the size of the Board from eight members to nine members and elected Kirk K. Calhoun as a new director to fill the vacancy. The Board also appointed Mr. Calhoun as Chairman of the Audit Committee. Mr. Calhoun was appointed as a Class III Director, whose term will expire in 2008.
     There are no arrangements between Mr. Calhoun and any other person pursuant to which Mr. Calhoun was selected as a director, nor are there any transactions to which the Company or any subsidiary thereof is a party and in which Mr. Calhoun has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Item 8.01 Other Events.
     On October 3, 2005, the Company issued a press release announcing the election of Kirk K. Calhoun to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.
Item 9.01
(c) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated October 3, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC.

	By:	/s/ David P. Becker

David P. Becker
Executive Vice President, Chief Financial Officer and Treasurer

Dated: October 3, 2005